Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated July 1, 2005, is by and among TTSI Holdings Inc., an Indiana corporation (“the “Debtor”) and Segmentz, Inc., a Delaware corporation (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Secured Party has extended loans to Debtor concurrently herewith pursuant to the terms of a promissory note issued by Debtor to Secured Party in the principal amount of $105,000 (the “1st Note”) and a line of credit promissory note issued by Debtor to Secured Party in the principal amount of up to $250,000 (the “2nd Note” and together with the 1st Note the “Notes”); and

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Notes, the Debtor has agreed to execute and deliver to the Secured Party this Agreement to grant the Secured Party a security interest in certain property of the Debtor to secure the prompt payment, performance and discharge in full of all of the Debtor’s obligations under the Notes.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “receivables” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All assets of Debtor set forth on the attached Schedule 1(a)(i), together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing and all improvements thereto (collectively, the “Purchase Assets”); and

(ii) All receivables of the Debtor including all insurance proceeds, and rights to refunds or indemnification whatsoever owing,

together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, and equipment which any of the same may represent, and all right, title, security and guaranties with respect to each receivable; and

(iii) All products and proceeds of all of the foregoing Collateral set forth in clauses (i) and (ii) above.

(b) “Obligations” means all of the Debtor’s obligations under this Agreement and the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(c) “UCC” means the Uniform Commercial Code of the State of Florida.

2. Grant of Security Interest. As an inducement for the Secured Party to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a lien upon and a right of set-off against all of its right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Debtor. The Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) The Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.

(b) The Debtor represents and warrants that it has no place of business or offices where its books of account and records are kept other than 5601 Fortune Circle South Drive, Suite S, Indianapolis, Indiana 46241 (the “Executive Office”).

(c) The Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured party pursuant to the terms of this Agreement).

(d) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected security interest in such Collateral. Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Debtor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Debtor or (ii) for the perfection of or exercise by the Secured Party of its rights and remedies hereunder.

(e) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(f) The execution, delivery and performance of this Agreement by the Debtor does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Debtor’s debt or otherwise) or other understanding to which Debtor is a party or by which any property or asset of the Debtor is bound or affected. No consent (including, without limitation, from stock holders or creditors of the Debtor) is required for the Debtor to enter into and perform its obligations hereunder.

(g) The Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated. The Debtor hereby agrees to defend the same against any and all persons. The Debtor shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Secured Party, the Debtor will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Debtor shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(h) The Debtor will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by debtor in its ordinary course of business and sales of inventory), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

(i) The Debtor shall, within two (2) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

(j) The Debtor shall promptly execute and deliver to the Secured Party such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

(k) The Debtor shall at all times maintain the Collateral, and its books of account and records relating to the Collateral, at the Executive Office, and may not relocate such books of account and records or tangible Collateral unless they deliver to the Secured Parties at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States).

(l) The Debtor shall keep and preserve its tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(m) The Debtor shall permit the Secured Party and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by a Secured Party from time to time.

(n) The Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(o) The Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(p) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(q) The Debtor shall at all times preserve and keep in full force and effect its existence and good standing and any rights and franchises material to its business.

(r) The Debtor will not change its name, corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Party of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the Security Interest granted and evidenced by this Agreement.

(s) The Debtor may relocate its Executive Office to a new location only upon providing 30 days prior written notification thereof to the Secured Party.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in either Note) under either Note;

(b) Any representation or warranty of debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by a Debtor to observe or perform any of its obligations hereunder; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Debtor, or a proceeding shall be commenced by Debtor, or by any governmental authority having jurisdiction over Debtor, seeking to establish the invalidity or unenforceability thereof, or Debtor shall deny that Debtor has any liability or obligation purported to be created under this Agreement.

5. Duty to Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Debtor shall, upon receipt of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party for application to the satisfaction of the Obligations.

6. Rights and Remedies upon Default. Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Party shall have the following rights and powers:

(a) The Secured Party shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtor shall assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere, and make available to the Secured Party, without rent, all of the Debtor’s respective premises and facilities for the purpose of the Secured Party taking possession of, removing or putting the Collateral in saleable or disposable form.

(b) The Secured Party shall have the right to operate the business of the Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtor or right of redemption of debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtor, which are hereby waived and released.

7. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtor will be liable for the deficiency.

8. Responsibility for Collateral. The Debtor assumes all liabilities and responsibility in connection with all Collateral, and the Obligations will in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

9. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full or have been satisfied and all other Obligations have been paid or discharged. Upon such termination, the Secured Party will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

10. Costs and Expenses. The Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtor will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Notes.

11. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Debtor waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

12. Power of Attorney; Further Assurances.

(a) The Debtor authorizes the Secured Party, and does hereby make, constitute and appoint the Secured Party and its officers, agents, successors or assigns with full power of substitution, as the Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Party or the Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Party, and at the expense of the Debtor, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtor might or could do; and the Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) The Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Debtor where permitted by law.

13. Miscellaneous.

(a) No course of dealing between the Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, or in respect of the transactions contemplated thereby, whether in tort or contract or at law or in equity, exclusively in the courts of the State of Florida located in Broward County or in the federal courts of the United States of America located in Southeastern District of Florida (the “Chosen Courts”). Solely in connection with such actions, proceedings and claims, the parties irrevocably submit to the jurisdiction of the chosen courts, and agree not to assert as a defense in any such action, suit or proceeding that such party is not subject to the jurisdiction of the chosen courts, that such action, proceeding or claim may not be brought or is not maintainable in the chosen courts, that venue is not appropriate in the chosen courts, or that this Agreement may not be enforced in the chosen courts. Each of the parties agrees that service of process or other papers upon such party in any such action or proceeding shall be effective if notice is given in accordance with the provisions on notice contained in this Agreement. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

(i) All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) business day after delivery to an overnight carrier, or, if sent by facsimile, upon receipt of a confirmation of delivery:

If to Debtor:	Paul Temple
TTSI Holdings Inc.
P.O. Box 421078
Indianapolis, Indiana 46242

If to Secured Party:	Segmentz, Inc.
18302 Highwoods Preserve Parkway
Tampa, Florida 33647
Attn: Andrew Norstrud

Copy to:	Adorno & Yoss, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Attn: Clint J. Gage

Landwerlen & Rothkopf
244 North College Avenue
Indianapolis, Indiana 46202
Attn: Thomas L. Landwerlen

(j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

Segmentz, Inc.

By:
Name:
Its:

Paul Temple
TTSI Holdings Inc.
President

By:
Name:
Its: